Exhibit 99.1

Introduction to the Unaudited Pro Forma Condensed Consolidated Financial Statements

On September 30, 2011, Forest Oil Corporation (“Forest”) completed the spin-off of Lone Pine Resources Inc. (“Lone Pine”). The spin-off was completed by means of a special stock dividend, which consisted of a pro rata spin-off of the 70,000,000 shares of Lone Pine common stock owned by Forest, representing approximately 82% of the outstanding shares of Lone Pine, to all holders of record of Forest common stock as of September 16, 2011.

The following unaudited pro forma condensed consolidated financial statements of Forest adjust the historical condensed consolidated financial statements of Forest for the spin-off of Lone Pine. The historical condensed consolidated financial statements of Forest set forth below have been derived from and should be read together with the historical audited and unaudited consolidated financial statements and the related notes of Forest included in the Annual Report on Form 10-K for the year ended December 31, 2010 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. The unaudited pro forma condensed consolidated balance sheet was prepared as if the spin-off occurred on June 30, 2011. The unaudited pro forma condensed consolidated statements of operations were prepared as if the spin-off occurred on January 1, 2010.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the results of operations or financial position of Forest would actually have been had the spin-off occurred on the dates noted above, or to project the results of operations or financial position of Forest for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. Unless otherwise indicated, the pro forma adjustments are directly attributable to the spin-off and are expected to have a continuing impact on the results of operations of Forest. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed consolidation financial statements have been made.

Exhibit 99.1

FOREST OIL CORPORATION
Unaudited Pro Forma Condensed Consolidated Statements of Operations
Six Months Ended June 30, 2011
(In Thousands, Except Per Share Amounts)

	Historical	Pro Forma Adjustments (a)		Pro Forma
Revenues:
Oil, natural gas, and NGL sales	$440,419	$(87,516)		$352,903
Interest and other	850	(20)		830
Total revenues	$441,269	$(87,536)		$353,733
Costs, expenses, and other:
Lease operating expenses	$64,320	$(17,207)		$47,113
Production and property taxes	25,487	(1,226)		24,261
Transportation and processing costs	15,081	(8,015)		7,066
General and administrative	34,771	(6,035)		28,736
Depreciation, depletion, and amortization	140,885	(39,981)		100,904
Interest expense	76,722	(1,239)		75,483
Realized and unrealized gains on derivative instruments, net	(9,801)	5,130		(4,671)
Other, net	8,169	4,288		12,457
Total costs, expenses, and other	$355,634	$(64,285)		$291,349
Earnings before income taxes	85,635	(23,251)		62,384
Income taxes	49,991	(9,432)	(b)	40,559
Net earnings	$35,644	$(13,819)		$21,825
Less: net earnings attributable to noncontrolling interest	64	(64)		—
Net earnings attributable to Forest Oil Corporation	$35,580	$(13,755)		$21,825

Basic earnings per common share attributable to Forest Oil Corporation	$0.31			$0.19
Diluted earnings per common share attributable to Forest Oil Corporation	$0.31			$0.19

Weighted average basic shares outstanding	111,490			111,490
Weighted average diluted shares outstanding	112,060			112,066

(a)
Represents the elimination of the results of operations of Lone Pine Resources Inc. The adjustments do not reflect nonrecurring stock-based compensation costs and the related tax effects directly resulting from the spin-off, estimated to be approximately $13 million, approximately $5 million of which was capitalized to oil and gas properties pursuant to the full cost method of accounting, with the offsetting credit going to capital surplus. This is an estimate of actual costs, the expense portion of which will be included in Forest's results of operations. These costs will occur on the date of the spin-off and relate to modifications of Forest stock-based compensation awards, including restricted stock units where a portion of the unamortized stock-based compensation expense was accelerated due to the lifting of restrictions on a portion of the awards, and to Lone Pine employees' stock-based compensation awards vesting in connection with the spin-off.

(b)
The pro forma income tax adjustments include Lone Pine’s historical Canadian income tax provision as adjusted for the income tax effects related to intercompany interest charges between Forest and Lone Pine at statutory rates.

Exhibit 99.1

FOREST OIL CORPORATION
Unaudited Pro Forma Condensed Consolidated Statements of Operations
Year Ended December 31, 2010
(In Thousands, Except Per Share Amounts)

	Historical	Pro Forma Adjustments (a)		Pro Forma
Revenues:
Oil, natural gas, and NGL sales	$853,739	$(146,047)		$707,692
Interest and other	1,012	(23)		989
Total revenues	$854,751	$(146,070)		$708,681
Costs, expenses, and other:
Lease operating expenses	$118,074	$(25,680)		$92,394
Production and property taxes	46,079	(2,423)		43,656
Transportation and processing costs	23,980	(10,738)		13,242
General and administrative	73,204	(9,267)		63,937
Depreciation, depletion, and amortization	251,618	(63,645)		187,973
Interest expense	149,523	(381)		149,142
Realized and unrealized gains on derivative instruments, net	(150,132)	—		(150,132)
Other, net	(5,743)	13,082		7,339
Total costs, expenses, and other	$506,603	$(99,052)		$407,551
Earnings before income taxes	348,148	(47,018)		301,130
Income taxes	120,627	(7,173)	(b)	113,454
Net earnings	$227,521	$(39,845)		$187,676

Basic earnings per common share	$2.01			$1.66
Diluted earnings per common share	$2.00			$1.65

Weighted average basic shares outstanding	110,809			110,809
Weighted average diluted shares outstanding	111,498			111,549

(a)
Represents the elimination of the results of operations of Lone Pine Resources Inc. The adjustments do not reflect nonrecurring stock-based compensation costs and the related tax effects directly resulting from the spin-off, estimated to be approximately $13 million, approximately $5 million of which was capitalized to oil and gas properties pursuant to the full cost method of accounting, with the offsetting credit going to capital surplus. This is an estimate of actual costs, the expense portion of which will be included in Forest's results of operations. These costs will occur on the date of the spin-off and relate to modifications of Forest stock-based compensation awards, including restricted stock units where a portion of the unamortized stock-based compensation expense was accelerated due to the lifting of restrictions on a portion of the awards, and to Lone Pine employees' stock-based compensation awards vesting in connection with the spin-off.

(b)
The pro forma income tax adjustments include Lone Pine’s historical Canadian income tax provision as adjusted for the income tax effects related to intercompany interest charges between Forest and Lone Pine at statutory rates.

Exhibit 99.1

FOREST OIL CORPORATION
Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2011
(In Thousands, Except Share Amount)
	Historical	Pro Forma Adjustments (a)		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$479,149	$(5,010)		$474,139
Accounts receivable	99,390	(28,067)		71,323
Derivative instruments	52,607	(3,984)		48,623
Inventory	24,391	(8,722)		15,669
Other current assets	32,816	(5,940)		26,876
Total current assets	$688,353	$(51,723)		$636,630
Property and equipment, at cost:
Oil and gas properties, full cost method of accounting:
Proved, net of accumulated depletion	$2,209,505	$(621,777)	(b)	$1,587,728
Unproved	780,214	(122,717)		657,497
Net oil and gas properties	$2,989,719	$(744,494)		$2,245,225
Other property and equipment, net of accumulated depreciation and amortization	117,951	(66,255)		51,696
Net property and equipment	$3,107,670	$(810,749)		$2,296,921
Deferred income taxes	259,408	(421)	(b)	258,987
Goodwill	257,386	(17,966)		239,420
Derivative instruments	18,342	(1,146)		17,196
Other assets	46,554	(5,229)		41,325
	$4,377,713	$(887,234)		$3,490,479
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$313,619	$(37,263)		$276,356
Accrued interest	23,059	(105)		22,954
Derivative instruments	42,428	—		42,428
Deferred income taxes	—	—	(b)	—
Current portion of long-term debt	286,031	—		286,031
Asset retirement obligations	3,934	(454)		3,480
Other current liabilities	25,378	(3,850)		21,528
Total current liabilities	$694,449	$(41,672)		$652,777
Long-term debt	1,866,111	(280,973)		1,585,138
Asset retirement obligations	87,139	(15,174)		71,965
Derivative instruments	5,390	—		5,390
Deferred income taxes	69,031	(69,031)		—
Other liabilities	75,882	(8,932)		66,950
Total liabilities	$2,798,002	$(415,782)		$2,382,220
Equity:
Forest Oil Corporation shareholders’ equity:
Preferred stock, none issued and outstanding	$—	$—		$—
Common stock, 114,412,436 shares issued and outstanding	11,441	—		11,441
Capital surplus	2,799,155	(296,881)	(b)	2,502,274
Accumulated deficit	(1,389,325)	(4,825)	(b)	(1,394,150)
Accumulated other comprehensive income (loss)	74,316	(85,622)		(11,306)
Total Forest Oil Corporation shareholders’ equity	$1,495,587	$(387,328)		$1,108,259
Noncontrolling interest	84,124	(84,124)		—
Total equity	$1,579,711	$(471,452)		$1,108,259
	$4,377,713	$(887,234)		$3,490,479

(a)	Represents the elimination of the assets, liabilities, and accumulated other comprehensive income of Lone Pine Resources Inc. as well as the noncontrolling interest.

(b)
Includes an adjustment to reflect nonrecurring stock-based compensation costs and the related tax effects directly resulting from the spin-off, estimated to be approximately $13 million, approximately $5 million of which was capitalized to oil and gas properties pursuant to the full cost method of accounting, with the offsetting credit going to capital surplus. This is an estimate of actual costs that will be included in Forest's financial position and results of operations. These charges will occur on the date of the spin-off and relate to modifications of Forest stock-based compensation awards, including restricted stock units where a portion of the unamortized stock-based compensation expense was accelerated due to the lifting of restrictions on a portion of the awards, and to Lone Pine employees' stock-based compensation awards vesting in connection with the spin-off.

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